Exhibit 32(ii)

Certification

STATEMENT OF CHIEF EXECUTIVE OFFICER

OF ATMOSPHERIC GLOW TECHNOLOGIES, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Atmospheric Glow Technologies, Inc. (the “Company”) on Form 10-QSB for the period ended June 30, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, Thomas W. Reddoch, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2004

/s/ Thomas W. Reddoch
Thomas W. Reddoch, Chairman/Chief Executive Officer

Date: August 12, 2004

/s/ Sharon L. Draper
Sharon L. Draper, Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Report or as a separate disclosure document.